Exhibit 10.51

ASSUMPTION AGREEMENT dated as of October 29, 2018 (this “Agreement”), by and among ZIMMER BIOMET HOLDINGS, INC., a Delaware corporation (the “Company”), ZIMMER LUXEMBOURG II S.À.R.L., a company organized under the laws of Luxembourg (“ZH2LX”), and JPMORGAN CHASE BANK, N.A., as General Administrative Agents (as defined below).

Reference is made to (i) the Credit Agreement dated as of May 29, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2014 Credit Agreement”), among the Company, Zimmer Biomet G.K. (f/k/a Zimmer K.K.) (the “Japanese Borrower”), ZB Investment Luxembourg S.à.r.l. (f/k/a Zimmer Investment Luxembourg S.à.r.l.) (the “Luxembourg Borrower”), the Borrowing Subsidiaries from time to time party thereto (together with the Company, the Japanese Borrower and the Luxembourg Borrower, the “Borrowers”), the lenders from time to time party thereto (the “2014 Lenders”), JPMorgan Chase Bank, N.A., as general administrative agent (the “2014 General Administrative Agent”), JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent, and (ii) the Credit Agreement dated as of September 30, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2016 Credit Agreement” and, together with the 2014 Credit Agreement, the “Credit Agreements”), among the Borrowers, the lenders from time to time party thereto (together with the 2014 Lenders, the “Lenders”), JPMorgan Chase Bank, N.A., as General Administrative Agent (together with the 2014 General Administrative Agent, the “General Administrative Agents”), JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreements.

A.  The Company has informed the General Administrative Agents that the Luxembourg Borrower intends to merge (the “Merger”) with and into ZH2LX, with ZH2LX surviving the Merger as a Wholly Owned Subsidiary of the Company.

B.  Pursuant to Section 10.01 of the 2014 Credit Agreement and Section 9.01 of the 2016 Credit Agreement, the Merger is permitted so long as, among other things, ZH2LX, as the survivor of the Merger, shall assume all of the payment and performance obligations of the Luxemburg Borrower under the Credit Agreements and the other Loan Documents on terms reasonably satisfactory to the General Administrative Agents.

C.  The Company and ZH2LX are entering into this Agreement in satisfaction of the requirements of Section 10.01 of the 2014 Credit Agreement and Section 9.01 of the 2016 Credit Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

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1.Assumption.  Upon the effectiveness of the Merger, ZH2LX hereby assumes all of the payment and performance obligations of the Luxembourg Borrower under each Credit Agreement and the other Loan Documents, including without limitation the obligation to pay all sums due or to become due or owing by the Luxembourg Borrower under the Loan Documents. Upon the effectiveness of the Merger, ZH2LX shall be deemed to be the “Luxembourg Borrower” under each Credit Agreement and the other Loan Documents with the same force and effect as if it had executed such Credit Agreement and the other Loan Documents to which the Luxembourg Borrower is a party as the “Luxembourg Borrower” on the Effective Date of each Credit Agreement.  ZH2LX hereby agrees to and shall be bound by all the terms and provisions of each Credit Agreement and the other Loan Documents applicable to it as the Luxembourg Borrower thereunder.

2.Representatives and Warranties. (a) ZH2LX represents and warrants to the Administrative Agent and the Lenders that:

(i)ZH2LX is duly incorporated and validly existing under the laws of Luxembourg.

(ii)ZH2LX has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement (and to perform its obligations under each Credit Agreement and the other Loan Documents).

(iii)The execution, delivery and performance by ZH2LX of this Agreement (and the performance by it of its obligations under the Credit Agreement and the other Loan Documents) have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of ZH2LX's constitutive documents.

(iv)This Agreement, each Credit Agreement and the other Loan Documents constitute valid and binding obligations of ZH2LX, enforceable against ZH2LX in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)  The Company represents and warrants to the General Administrative Agents and the Lenders that, on the date hereof and on the date of the Merger (and after giving effect thereto), no Default or Event of Default exists under either Credit Agreement.

3.Conditions to Effectiveness.  This Agreement shall become effective when it shall have been duly executed and delivered by each party hereto and when the General Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

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(a)  a copy of the certificate of incorporation or memorandum and articles of association of ZH2LX, certified by a Financial Officer of ZH2LX to be true and correct;

(b)  evidence of the completion of the Merger;

(c)  such certificates, resolutions or other action, incumbency certificates and/or other certificates of a Financial Officer of ZH2LX as the General Administrative Agents may require evidencing the identity, authority and capacity of Financial Officers thereof authorized to act as Financial Officers in connection with this Agreement and the Credit Agreements; and

(d)  to the extent requested, such other documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

4.Successors and Assigns.  Whenever in this Agreement any party is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.

5.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

6.Execution in Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.Effect of this Agreement.  Except as expressly modified hereby, each Credit Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ZIMMER BIOMET HOLDINGS, INC.
By:	/s/ Daniel P. Florin
Name:Daniel P. Florin
Title:Executive Vice President and Chief Financial Officer

ZIMMER LUXEMBOURG II, S.À.R.L.
By:	/s/ Jitender Sahni
Name:Jitender Sahni
Title:Manager

By:	/s/ Claudi Dinis
Name:Claudia Dinis
Title:Manager

[Signature page to Assumption]

JPMORGAN CHASE BANK, N.A., as General Administrative Agent under each Credit Agreement referred to above,
By:	/s/ Joseph McShane
Name:Joseph McShane
TitleVice President

[Signature page to Assumption]